EXHIBIT 5.1



November 17, 2004


PXRE Group Ltd.                        DIRECT LINE:  441-299-4902
110 Pitts Bay Road                     E-MAIL:       djdoyle@cdp.bm
Pembroke HM 08                         OUR REF:      .DJD/aet/379382/corp118945
Bermuda                                YOUR REF:





Dear Sirs

PXRE Group Ltd. (the "Company")


We have acted as special legal counsel in Bermuda to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission (the "Commission") on August 9, 2004 of a registration statement on Form S-3 and a Prospectus Supplement dated November 17, 2004 to the Prospectus dated August 9, 2004 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933 (the "Securities Act") of:-

      (i)    8,957.34 Convertible Series A Preferred Shares;

      (ii)   5,971.56 Convertible Series B Preferred Shares;

      (iii)  2,985.78 Convertible Series C Preferred Shares;

      (iv)   6,490,824 Convertible Class A Common Shares;

      (v)    4,327,215 Convertible Class B Common Shares;

      (vi)   2,163,607 Convertible Class C Common Shares;

      (vii)  12,981,646 Common Shares; and

      (viii) $119,586,975.00 of securities registered by the Company under its Registration Statement on Form S-3 (File No. 333-105589 and 333-105589-01) which were carried forward pursuant to Rule 429 under the Securities Act.

The shares of the Company detailed in (i), (ii) and (iii) are hereinafter referred to as the "Issued Shares", the shares of the Company detailed in
(iv), (v) and (vi) above are hereinafter referred to as the "Convertible Common Shares" and the Common Shares detailed in (vii) and the common shares registered as described in (viii) above are hereinafter referred to as "Common Shares".

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on the date hereof, copies of minutes of meetings of the board of directors of the Company held on June 30, 2004 and November 3, 2004 and resolutions of the pricing committee of the Board of Directors adopted at a meeting of the committee held on November 17, 2004 (the "Minutes") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. The Issued Shares are validly issued, fully paid and non-assessable, that is, no further sums are required to be paid by the holders thereof in connection with the issue of such shares.

3. The Convertible Common Shares when issued as contemplated by the terms of their issue, will be validly issued, fully paid and non-assessable, that is, no further sums will be required to be paid by the holders thereof in connection with the issue of such shares.

4. The Common Shares when issued as contemplated by the Registration Statement will be validly issued, fully paid and non-assessable, that is, no further sums will be required to be paid by the holders thereof in connection with the issue of such shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "LEGAL MATTERS", "UNENFORCEABILILTY OF CERTAIN UNITED STATES JUDGMENTS" and "Enforcement of Judgments and Other Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully


/s/ Conyers Dill & Pearman



                                     -3-